Exhibit 10.3

Execution Version

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of March 12, 2021, by and between Maple Holdings Inc., a Delaware corporation (the “Company”), Cerberus Telecom Acquisition Corp. (“Acquiror”), a Cayman Islands exempted company (which shall redomesticate as a Delaware corporation pursuant to the terms of the Merger Agreement (as defined below)), King Pubco, Inc. (“Pubco”), and the undersigned, a shareholder of Acquiror (the “Shareholder”). Each of the Company, Acquiror, Pubco and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Company, Acquiror, Pubco, King LLC Merger Sub, LLC (“LLC Merger Sub”), and Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”), are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) (as the same may be amended or supplemented from time to time), on or around March 12, 2021 (the “Signing Date”);

WHEREAS, on the day immediately prior to the Closing Date and on the terms and subject to the conditions of this Agreement and in accordance with the Companies Act and the DLLCA and other applicable Laws, Acquiror will merge with and into LLC Merger Sub (the “Pubco Merger”), with LLC Merger Sub being the surviving entity of the Pubco Merger, as a result of which, among other things, (i) each class A ordinary share of Acquiror, par value $0.0001 (“Acquiror Class A Shares”) outstanding immediately prior to the Pubco Merger shall no longer be outstanding and shall automatically be converted into the right of the holder thereof to receive a share of common stock, par value $0.0001 (“Pubco Stock”) of Pubco on identical terms, (ii) each class B ordinary share of Acquiror, par value $0.0001 outstanding immediately prior to the Pubco Merger shall no longer be outstanding and shall automatically be converted into the right of the holder thereof to receive a share of Pubco Stock, and (iii) each outstanding warrant to purchase Acquiror Class A Shares outstanding immediately prior to the Pubco Merger will become a warrant of Pubco exercisable for shares of Pubco Stock on identical terms (the “Pre-Closing Reorganization”);

WHEREAS, the Shareholder is the sole legal and beneficial owner of the number of each class and type of equity securities of Acquiror set forth on Schedule A hereto (the “Current Shares”) (in addition to any other equity securities of Acquiror acquired by the Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to the Shareholder in connection with the conversion or exchange (including pursuant to the Pre-Closing Reorganization) of any other equity securities, or received by the Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, collectively, the “Equity Securities”) and expects to receive substantial benefits as a result of the consummation of the Merger subject to the terms of the Merger Agreement;

WHEREAS, the Sponsor will agree to waive any adjustment to the conversion ratio or other anti-dilution protections set forth in the Amended and Restated Memorandum and Articles of Association of Acquiror, dated October 21, 2020 (as it may be amended, restated or otherwise modified from time to time, the “Memorandum of Association”), with respect to the Class B Shares (as defined in the Memorandum of Association) in connection with the Transactions; and

WHEREAS, in consideration for the payments and other benefits to be received by the Shareholder under and subject to the terms of the Merger Agreement and as a material inducement to Acquiror’s and Pubco’s entry into the Merger Agreement and consummation of the transactions contemplated thereby, the Shareholder agrees to enter into this Agreement and to be bound by the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Support Agreement.

(a) The Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the Merger Agreement (the “Effective Period”), at any meeting of the shareholders of Acquiror (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of Acquiror), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of Acquiror (collectively, “such meeting or written consent”), the Shareholder shall, solely in its capacity as a shareholder of Acquiror, as applicable, do the following:

(i) when such meeting is held, appear at such meeting (in person or by proxy pursuant to Section 1(b) below) or otherwise cause the Equity Securities to be counted as present thereat for the purpose of establishing a quorum;

(ii) vote the Equity Securities (or execute and return an action by written consent), or cause the Equity Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the Merger Agreement, and the dealing with of the Equity Securities in accordance with the Merger Agreement, and the transactions contemplated thereby, including the Pre-Closing Reorganization (collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions or by any of the Ancillary Agreements for which a vote or approval of the shareholders of Acquiror is required (the “Transaction Approvals”); and

(iii) vote the Equity Securities (or execute and return an action by written consent), or cause the Equity Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent against any Business Combination Proposal.

(b) The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the earlier of the termination of this Agreement in accordance with Section 4(a) or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Equity Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Equity Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) During the Interim Period, the Shareholder shall not take, nor shall it permit any of its Affiliates or any of its or their respective Representatives to take, whether directly or indirectly, any action to (i) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any Business Combination Proposal or (ii) approve, endorse or recommend, or make any public statement approving, endorsing or recommending, any Business Combination Proposal, in the case of each of clauses (i) and (ii), other than a Business Combination Proposal with the Company, its shareholders and their respective Affiliates and Representatives. The Shareholder shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal, other than with the Company, its equityholders or their respective controlled Affiliates.

2. Transfer of Equity Securities; New Equity Securities. During the Effective Period, the Shareholder will not sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option, put, call or other arrangement or understanding with respect to the Transfer of, any of the Equity Securities or any interest therein; provided, that Transfers to the Affiliates of the Shareholder shall be permitted if, as a precondition to such Transfer, the transferee shall agree in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 2 shall not relieve the Shareholder of its obligations under this Agreement.

3. Shareholder Representations and Warranties. The Shareholder represents and warrants to Acquiror, the Company and Pubco (solely with respect to the Shareholder and not with respect to any other shareholder of Acquiror, the Company and Pubco) that:

(a) (i) if such Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if the Shareholder is a natural person, the Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of the Shareholder or such Shareholder’s Affiliates; and (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Equity Securities.

(b) (i) The Shareholder has duly and validly executed this Agreement, (ii) this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), (iii) the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Equity Securities, and (iv) there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Equity Securities), other than pursuant to the articles of incorporation of Acquiror from time to time, or any restrictions on transfer arising under applicable securities Laws. The Shareholder has the sole right to vote the Equity Securities, and, none of the Equity Securities are subject to any proxy, voting trust or other similar agreement or arrangement other than pursuant to the articles of incorporation of Acquiror from time to time, or any restrictions on transfer arising under applicable securities Laws. The Current Shares are the only equity securities of Acquiror owned legally or beneficially by such Shareholder on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of Acquiror or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

(c) The Shareholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Equity Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Equity Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Equity Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4. Waiver of Anti-dilution Protection. The Shareholder hereby waives (for itself, and for its successors, heirs and assigns), to the fullest extent permitted by law and the Certificate of Incorporation, all rights pursuant to Section 17.2 of the Memorandum and Articles to have the shares of Class B Shares convert to shares of Class A Shares (as defined in the Memorandum and Articles) at a ratio of greater than one-for-one in connection with the issuance of any Class A Shares or equity-linked securities that may arise or be exercisable in connection with the Transactions. Without limitation to the foregoing, upon the consummation of the Transactions, the Sponsor hereby acknowledges and agrees that pursuant to Section 17.2 of the Memorandum and Articles, each share of Class B Shares held by the Shareholder shall automatically convert into one (1) Class A Share. For the avoidance of doubt, the waiver specified in this Section 4 shall be applicable only in connection with the Transactions and this Agreement and shall be void and of no force and effect if the Merger Agreement and/or this Agreement shall be terminated for any reason.

5. Termination; Amendments and Waivers; Assignment.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the valid termination of the Merger Agreement pursuant to Article XI thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, Pubco, Acquiror and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without Acquiror’s, the Company’s and Pubco’s prior written consent.

(c) None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

6. Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested; provided that any notice or other communication delivered pursuant to clauses (a), (b) or (c) shall be accompanied by an e-mail during normal business hours (and otherwise as of the immediately following Business Day). Unless another address is specified in writing pursuant to the provisions of this Section 5, notices, demands and other communications shall be sent to the addresses indicated below:

(a) If to Acquiror or Pubco:

Cerberus Telecom Acquisition Corp.

875 Third Avenue

New York, NY 10022

Attn: Nick Robinson, Mike Palmer

E-mail: nrobinson@cerberus.com, mpalmer@cerberus.com

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attn: Neil Whoriskey, Scott Golenbock and Iliana Ongun

E-mail: nwhoriskey@milbank.com, sgolenbock@milbank.com and iongun@milbank.com

(b) If to the Company, to:

KORE Wireless Group Inc.

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

Attention: Romil Bahl (President & CEO)

                  Puneet Pamnani (Executive VP and CFO)

Email: RBahl@korewireless.com

            PPamnani@korewireless.com

with copies (which shall not constitute notice) to:

c/o ABRY Partners II, LLC

888 Boylston St, Suite 1600

Boston, MA 02199

Attention: Rob MacInnis; Tomer Yosef-Or; Garrett Blank

Email: rmacinnis@abry.com

            tyosefor@abry.com

            gblank@abry.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Joshua Kogan, P.C.; Joshua N. Korff, P.C.; Amanda C. Border

Email: joshua.kogan@kirkland.com

            jkorff@kirkland.com

            amanda.border@kirkland.com

(c) If to the Shareholder, to the address and contact information set forth on the Shareholder’s signature page hereto; or

(d) In the case of any Party, to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

7. Miscellaneous.

(a) Entire Agreement. This Agreement, the Merger Agreement, the Transaction Agreements and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b) No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c) Further Assurances. The Shareholder hereby agrees to (a) use the Shareholder’s commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the Transactions on the terms and subject to the conditions set forth in the Merger Agreement and the Ancillary Agreements and (b) not take any action that would reasonably be expected to prevent or delay the satisfaction of any of the conditions to the Transactions set forth in Article X of the Merger Agreement.

(d) Other Provisions. Sections 1.02 (Construction), 9.05 (Confidentiality; Publicity), 12.06 (Governing Law); 12.07 (Captions; Counterparts); 12.11 (Severability), 12.12 (Jurisdiction; Waiver of Trial by Trial); and Section 12.13 (Enforcement) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

CEBERUS TELECOM ACQUISITION CORP.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

CERBERUS TELECOM ACQUISITION HOLDINGS, LLC

By:	/s/ Jeff Lomasky
Name:	Jeff Lomasky
Title:	Authorized Signatory

KING PUBCO, INC.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

MAPLE HOLDINGS INC.

By:	/s/ Romil Bahl
Name:	Romil Bahl
Title:	Chief Executive Officer and Secretary

[Signature Page to Transaction Support Agreement]

SCHEDULE A

Current Shares

1.	6,479,225 Class B Shares

a.	Convertible into Class A shares at the Business Combination

2.	818,338 Class A Units which consist of

a.	818,338 Class A shares

b.	272,779 Warrants ($11.50 strike price)

[Signature Page to Transaction Support Agreement]